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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Carrollton Bancorp

   As Independent Registered Public Accounting Firm, we hereby consent to the incorporation of our report dated February 10, 2006 on the consolidated financial statements of Carrollton Bancorp and Subsidiary included in this Form 10-K into Carrollton Bancorp's previously filed registration statements on Form S-8, File Nos. 333-82915 and 333-120929.

Baltimore, Maryland
February 10, 2006

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EXHIBIT 23.1